UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2006 (July 3, 2006)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Explanatory Note

On July 3, 2006, our subsidiary, Net1 Applied Technologies South Africa Limited (“Net1 SA”) acquired the entire issued and outstanding share capital of Prism Holdings Limited (“Prism”) for ZAR1.16 per share (approximately $0.16, at the USD:ZAR exchange rate as of July 3, 2006) for a total consideration of $95.2 million which was paid in cash.

On July 10, 2006, Net 1 UEPS Technologies, Inc. (the “Company,” “we,” “our,” or “us”) filed a Current Report on Form 8-K under Item 2.01 to report the completion of the Prism acquisition. In response to parts (a) and (b) of Item 9.01 of the Form 8-K, we stated that we would file the required financial information by amendment, as permitted by Item 9.01. This Form 8-K amendment is being filed to provide the financial statements of Prism and pro forma financial data for the Company.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Report of PricewaterhouseCoopers Inc. Independent Auditor Prism Holdings Limited Annual Financial Statements for the years ended 30 June 2006 and 30 June 2005 comprising:
	Balance Sheet as at 30 June 2006 and 30 June 2005	F-4
	Income Statement for the years ended 30 June 2006 and 30 June 2005	F-5
	Statement of Changes in Equity for the years ended 30 June 2006 and 30 June 2005	F-6
	Cash Flow Statement for the years ended 30 June 2006 and 30 June 2005	F-7
	Accounting Policies	F-8
	Notes to Annual Financial Statements	F-9

(b)	Pro forma financial information.

Unaudited Pro Forma Combined Financial Statements for Net 1 UEPS Technologies, Inc. comprising:
	Unaudited Pro Forma Combined Balance Sheet as of June 30, 2006	F-46
	Unaudited Pro Forma Combined Statement of Operations for the year ended June 30, 2006	F-47
	Notes to Unaudited Pro Forma Combined Financial Statements	F-48

(c)	Exhibits

The following required unaudited pro forma financial data are filed on the pages listed below.

Exhibits	Description
23.1	Consent of PricewaterhouseCoopers Inc.

[remainder of page intentionally left blank; signature page follows]

PRISM HOLDINGS LIMITED
Registration number 1998/018949/06

ANNUAL FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2006 AND 30 JUNE 2005

PRISM HOLDINGS LIMITED
AND ITS SUBSIDIARY COMPANIES

ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

COMPANY INFORMATION

Company registration number:	1998/018949/06

Registered address:	Building 1
Prism Business Park
Ruby Close
Fourways
Sandton

Postal address:	PO Box 901
Witkoppen
2068

Auditors:	PricewaterhouseCoopers Inc.
Johannesburg

Bankers:	The Standard Bank of South Africa Limited

CONTENTS

REPORT OF THE INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF PRISM HOLDINGS LIMITED

We have audited the accompanying balance sheets of Prism Holdings Limited and its subsidiaries as of 30 June 2006 and 30 June 2005, and the related statements of income, shareholders equity and cash flows for the years then ended. These financial statements are the responsibility of the directors of the company. Our responsibility is to express an opinion on these financial statements based on our audits.

SCOPE

We conducted our audits in accordance with International Standards on Auditing and the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management; and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

AUDIT OPINION

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Prism Holdings Limited and its subsidiaries at 30 June 2006 and 30 June 2005, and the results of its operations and cash flows for the years then ended, in conformity with International Financial Reporting Standards, and in the manner required by the Companies Act of South Africa.

US GAAP RECONCILIATION

International Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 30 to the consolidated annual financial statements.

/s/PricewaterhouseCoopers Inc.

PricewaterhouseCoopers Inc.
Registered Auditor

Johannesburg, South Africa
8 September 2006

PRISM HOLDINGS LIMITED

BALANCE SHEET
as at 30 June 2006 and 30 June 2005

		Group
		2006	2005
	Notes	R’000	R’000

ASSETS
Non-current assets
Property, plant and equipment	3	22 900	25 926
Intangible assets	4	12 070	8 168
Deferred taxation	5	22 149	30 432
		57 119	64 526

Current assets
Inventories	6	10 805	9 333
Trade and other receivables	7	55 956	47 344
Loan receivable		-	1 690
Taxation prepaid		20	-
Cash resources		81 866	63 458
		148 647	121 825

Total assets		205 766	186 351

EQUITY
Capital and reserves attributable to equity holders of the company
Share capital	8	240 003	238 602
Other reserves	9	3 199	1 343
Accumulated deficit		(130 496)	(145 866)
		112 706	94 079
Minority interest		6 811	2 203
Total equity		119 517	96 282

LIABILITIES
Current liabilities
Trade and other payables	10	74 893	77 328
Provisions	11	5 000	5 000
Taxation payable		6 356	7 741
Total liabilities		86 249	90 069

Total equity and liabilities		205 766	186 351

PRISM HOLDINGS LIMITED

INCOME STATEMENT
for the years ended 30 June 2006 and 30 June 2005

		Group
		2006	2005
	Notes	R’000	R’000

Revenue		346 169	301 066
Material costs		(139 090)	(122 317)

Gross profit		207 079	178 749
Other income	12	-	3 253
Operating costs	13	(153 171)	(149 204)

Operating profit	15	53 908	32 798
Finance income	16	2 467	2 700
Finance costs	17	(648)	(61)

Profit before taxation		55 727	35 437

Taxation	18	(17 850)	(13 054)

Profit for the year		37 877	22 383

Earnings are attributable to:

Equity holders of the company		32 265	18 016
Minority interest		5 612	4 367

Profit for the year		37 877	22 383

Earnings per share (cents)	19
- basic		6,6	3,4
- headline		6,6	5,1

Diluted earnings per share (cents)	19
- basic		5,7	3,1
- headline		5,7	4,7

Dividends per share (cents)	20	2,1	-

PRISM HOLDINGS LIMITED

STATEMENT OF CHANGES IN EQUITY
for the years ended 30 June 2006 and 30 June 2005

Attributable to equity holders of the
company
	Share	Other	Accumulated	Minority	Total
	capital	reserves	deficit	interest	equity
GROUP	R’000	R’000	R’000	R’000	R’000

Balance at 1 July 2005	238 602	1 343	(145 866)	2 203	96 282
Treasury share movements	1 401	-	-		1 401
Currency translation differences	-	1 132	-	-	1 132
Share repurchase expenses	-	-	(603)		(603)
Employee share scheme
- value of services	-	1 809	-	-	1 809
- transfer to accumulated
deficit	-	(1 085)	1 085	-	-
Share Trust trading results	-	-	(4 703)	-	(4 703)
Profit for the year	-	-	32 265	5 612	37 877
Dividends paid	-	-	(12 674)	(1 004)	(13 678)
Balance at 30 June 2006	240 003	3 199	(130 496)	6 811	119 517

Balance at 1 July 2004	281 620	(18 946)	(144 026)	848	119 496
IFRS transitional adjustments	-	19 910	(19 024)	-	886
Restated balance	281 620	964	(163 050)	848	120 382
BEE transaction shares	(22 000)	-	-	-	(22 000)
Treasury share movements	(21 018)	-	-	-	(21 018)
Currency translation differences	-	115	-	-	115
Share repurchase expenses	-	-	(870)		(870)
Employee share scheme
- value of services	-	1 404	-	-	1 404
- transfer to accumulated
deficit	-	(1 140)	1 140	-	-
Share Trust trading results	-	-	(1 102)	-	(1 102)
Profit for the year	-	-	18 016	4 367	22 383
Dividends paid	-	-	-	(3 012)	(3 012)
Balance at 30 June 2005	238 602	1 343	(145 866)	2 203	96 282

PRISM HOLDINGS LIMITED

CASH FLOW STATEMENT
for the years ended 30 June 2006 and 30 June 2005

Group
		2006	2005
	Notes	R’000	R’000

Cash flows from operating activities
Cash flow from operations	21.1	56 985	71 124
Finance income		2 467	2 700
Finance costs		(648)	(61)
Taxation paid	21.2	(10 972)	(5 523)
Dividends paid		(12 674)	-
Net cash inflow from operating activities		35 158	68 240

Cash flows from investing activities
Acquisition of property, plant and equipment		(7 545)	(18 720)
Proceeds on disposal of property, plant and equipment		7	16
Acquisition of intangible assets		(5 993)	(3 027)
Proceeds on disposal of subsidiaries		1 690	1 457
Recoupment on disposal of investments		-	3 253
Net cash outflow from investing activities		(11 841)	(17 021)

Cash flows from financing activities
Share repurchase expenses		(603)	(870)
Increase in treasury shares		(3 302)	(22 120)
Dividends paid to minority shareholders		(1 004)	(3 012)
BEE transaction shares		-	(22 000)
Net cash outflow from financing activities		(4 909)	(48 002)

Net increase in cash and cash equivalents		18 408	3 217

Cash and cash equivalents at beginning of year		63 458	60 241

Cash and cash equivalents at end of year	21.3	81 866	63 458

PRISM HOLDINGS LIMITED

ACCOUNTING POLICIES
for the years ended 30 June 2006 and 30 June 2005

Basis of preparation

These consolidated financial statements of Prism Holdings Limited have been prepared in accordance with International Financial Reporting Standards and are covered by IFRS 1, First-time Adoption of IFRS, because they are part of the group’s first IFRS financial statements for the years ended 30 June 2006 and 30 June 2005. They have been prepared in accordance with those IFRS standards and IFRIC interpretations issued and effective or issued and early adopted as at the time of preparing these statements.

Principal accounting policies set out below have been consistently applied to all the years presented except for those relating to the classification and measurement of financial instruments. The group has made use of the exemption available under IFRS 1 to only apply IAS 32 and IAS 39 from 1 January 2005. The policies applied to financial instruments for 2005 and 2006 are disclosed separately below.

The consolidated financial statements were prepared in accordance with South African Generally Accepted Accounting Practice (SA GAAP) until 30 June 2005. SA GAAP differs from IFRS in some areas. In preparing the 2006 consolidated financial statements, management has amended certain accounting, valuation and consolidation methods applied in the SA GAAP financial statements to comply with IFRS. The comparative figures in respect of 2005 were restated to reflect these adjustments.

Reconciliations and descriptions of the effect of the transition from SA GAAP to IFRS on the group’s equity and its net income and cash flows are provided in note 2 – Transition to IFRS.

The consolidated financial statements are prepared under the historical cost convention as modified by the revaluation of financial assets and financial liabilities (including derivative instruments) at fair value through profit or loss.

The preparation of financial statements in conformity with IFRS requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results ultimately may differ from those estimates (refer to note 1).

Interpretations and amendments to published standards effective in 2006

The following amendments and interpretations to standards are mandatory for the group’s accounting periods beginning on or after 1 July 2004:

– IFRIC 2, Members’ Shares in Co-operative Entities and Similar Instruments (effective from 1 January 2005),

– SIC 12 (Amendment), Consolidation – Special Purpose Entities (effective from 1 January 2005); and

– IAS 39 (Amendment), Transition and Initial Recognition of Financial Assets and Financial Liabilities (effective from 1 January 2005).

Management assessed the relevance of these amendments and interpretations with respect to the group’s operations and concluded that they are not relevant to the group.

Standards, interpretations and amendments to published standards that are not yet effective

Certain new standards, amendments and interpretations to existing standards have been published that are mandatory for the group’s accounting periods beginning on or after 1 January 2006 or later periods but which the group has not early adopted, as follows:

PRISM HOLDINGS LIMITED

ACCOUNTING POLICIES
for the years ended 30 June 2006 and 30 June 2005

Standards, interpretations and amendments to published standards that are not yet effective (continued)

– IAS 19 (Amendment), Employee Benefits (effective from 1 January 2006). This amendment introduces the option of an alternative recognition approach for actuarial gains and losses. It may impose additional recognition requirements for multi-employer plans where insufficient information is available to apply defined benefit accounting. It also adds new disclosure requirements. As the group does not intend to change the accounting policy adopted for recognition of actuarial gains and losses and does not participate in any multi-employer plans, adoption of this amendment will only impact the format and extent of disclosures presented in the accounts. Management considered this amendment to IAS 19 and concluded that it is not relevant to the group.

– IAS 39 (Amendment), Cash Flow Hedge Accounting of Forecast Intragroup Transactions (effective from 1 January 2006). The amendment allows the foreign currency risk of a highly probable forecast intragroup transaction to qualify as a hedged item in the consolidated financial statements, provided that: (a) the transaction is denominated in a currency other than the functional currency of the entity entering into that transaction; and (b) the foreign currency risk will affect consolidated profit or loss. This amendment is not relevant to the group’s operations, as the group does not have any intragroup transactions that would qualify as a hedged item in the consolidated financial statements as of 30 June 2006 and 2005.

– IAS 39 (Amendment), The Fair Value Option (effective from 1 January 2006). This amendment changes the definition of financial instruments classified at fair value through profit or loss and restricts the ability to designate financial instruments as part of this category. Management considered this amendment to IAS 39 and concluded that it is not relevant to the group.

– IAS 39 and IFRS 4 (Amendment), Financial Guarantee Contracts (effective from 1 January 2006). This amendment requires issued financial guarantees, other than those previously asserted by the entity to be insurance contracts, to be initially recognised at their fair value and subsequently measured at the higher of: (a) the unamortised balance of the related fees received and deferred, and (b) the expenditure required to settle the commitment at the balance sheet date. Management considered this amendment to IAS 39 and concluded that it is not relevant to the group.

– IFRS 1 (Amendment), First-time Adoption of International Financial Reporting Standards and IFRS 6 (Amendment), Exploration for and Evaluation of Mineral Resources (effective from 1 January 2006). These amendments are not relevant to the group’s operations as the group does not carry out exploration for and evaluation of mineral resources.

– IFRS 6, Exploration for an Evaluation of Mineral Resources (effective from 1 January 2006). IFRS 6 is not relevant to the group’s operations.

– IFRS 7, Financial Instruments: Disclosures, and a complementary amendment to IAS 1, Presentation of Financial Statements –Capital Disclosure (effective from 1 January 2007). IFRS 7 introduces new disclosures to improve the information about financial instruments. It requires the disclosure of qualitative and quantitative information about exposure to risks arising from financial instruments, including specified minimum disclosures about credit risk, liquidity risk and market risk, including sensitivity analysis to market risk. It replaces IAS 30, Disclosures in the Financial Statements of Banks and Similar Financial Institutions, and disclosure requirements in IAS 32, Financial Instruments: Disclosure and Presentation. It is applicable to all entities that report under IFRS. The amendment to IAS 1 introduces disclosures about the level of an entity’s capital and how it manages capital. The group assessed the impact of IFRS 7 and the amendment to IAS 1 and concluded that the main additional disclosures will be the sensitivity analysis to market risk and the capital disclosures required by the amendment of IAS 1. The group will apply IFRS 7 and the amendment to IAS 1 from annual periods beginning 1 July 2007.

PRISM HOLDINGS LIMITED

ACCOUNTING POLICIES
for the years ended 30 June 2006 and 30 June 2005

Standards, interpretations and amendments to published standards that are not yet effective (continued)

– IFRIC 4, Determining whether an Arrangement contains a Lease (effective from 1 January 2006). IFRIC 4 requires the determination of whether an arrangement is or contains a lease to be based on the substance of the arrangement. It requires an assessment of whether: (a) fulfilment of the arrangement is dependent on the use of a specific asset or assets (the asset); and (b) the arrangement conveys a right to use the asset. Management is currently assessing the impact of IFRIC 4 on the group’s operations.

– IFRIC 5, Rights to Interests arising from Decommissioning, Restoration and Environmental Rehabilitation Funds (effective from 1 January 2006). IFRIC 5 is not relevant to the group’s operations.

– IFRIC 6, Liabilities arising from Participating in a Specific Market – Waste Electrical and Electronic Equipment (effective from 1 December 2005). IFRIC 6 is not relevant to the group’s operations.

– IFRIC 7, Applying the restatement approach under IAS 39, Financial reporting in hyperinflationary economies (effective from 1 March 2006). IFRIC 7 is not relevant to the group’s operations.

– IFRIC 8, Scope of IFRS 2 (effective 1 May 2006). Management is assessing the impact of IFRIC 8, but do not consider it relevant to the group’s operations.

– IFRIC 9, Reassessment of embedded derivatives (effective 1 June 2006). IFRIC 9 is not relevant to the group’s operations.

Basis of consolidation

(a) Subsidiaries
Subsidiaries are all entities (including special purpose entities) over which the group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the group. They are deconsolidated from the date that control ceases. Intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated.

The purchase method of accounting is used for the acquisition of subsidiaries by the group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of acquisition, plus the costs, directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in the business combination are measured initially at their fair values at acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the group’s share of the identifiable net assets acquired, is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the income statement.

(b) Transactions and minority interests
The group applies a policy of treating transactions with minority interests as transactions with parties external to the group. Disposals to minority interests result in gains and losses for the group that are recorded in the income statement. Purchases from minority interests result in goodwill, being the difference between the consideration paid and the relevant share acquired of the carrying value net of assets of the subsidiary.

PRISM HOLDINGS LIMITED

ACCOUNTING POLICIES
for the years ended 30 June 2006 and 30 June 2005

Intangible assets

(a) Goodwill
Goodwill represents the excess of the cost of an acquisition over the fair value of the group’s share of the net identifiable assets of the subsidiary. Goodwill is included in intangible assets in relation to subsidiaries. Goodwill is tested annually for impairment, and carried at cost less accumulated impairment/losses. Impairment losses on goodwill are not reversed. Gains or losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold. Goodwill is allocated to cash-generating units for the purposes of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose.

(b) Research and development
Research expenditure is charged to income in the year in which it is incurred. Internal development expenditure is charged to income in the year in which it is incurred, unless it meets the recognition criteria of IAS 38, Intangible Assets, in which case such assets are capitalised and amortised over the estimated useful life of the asset created.

(c) Computer software
Acquired computer software licences are capitalised on the basis of costs incurred to acquire and bring into use the specific software. These costs are amortised over the estimated useful life of the licence, usually between three and five years. Costs associated with developing or maintaining computer software programmes are recognised as an expense as incurred. Internal expenditure associated with developing or maintaining computer software programmes is charged to income in the year in which it is incurred, except such costs that are directly associated with the production of identifiable and unique software products controlled by the group that are likely to generate benefits exceeding costs beyond one year, in which case such costs are capitalised and amortised over the estimated useful life of the software product, usually less than three years.

Foreign currency translation

(a) Functional and presentation currency
Items included in the financial statements are measured using the currency of the primary economic environment in which the company operates (‘the functional currency’). The financial statements are presented in South African Rands, which is the company’s functional and presentation currency.

(b) Transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

PRISM HOLDINGS LIMITED

ACCOUNTING POLICIES
for the years ended 30 June 2006 and 30 June 2005

Foreign currency translation (continued)

(c) Group companies
The results and net assets of all the group companies that have non-Rand functional currency are included in the financial statements as follows:

(i)	assets and liabilities are translated at the exchange rate at the balance sheet date;
(ii)	income and expenses are translated at average exchange rates for the relevant period; and
(iii)	all resulting exchange differences are recognised in a separate component of equity.

On consolidation, exchange differences arising from the translation of the net investment in the foreign entity are taken to shareholders’ equity. When a foreign entity is sold, such exchange differences arising are recognised in the income statement as part of the gain or loss on sale.

Property, plant and equipment

Property, plant and equipment is stated at historical cost less accumulated depreciation and impairment losses. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the group, and the cost of the item can be measured reliably. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred. Depreciation is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Plant and equipment	- 5 years
Office equipment	- 6 years
Computer equipment	- 3 years
Furniture and fittings	- 6 years
Motor vehicles	- 5 years
Leasehold improvements	- Period of lease

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. Gains and losses on disposals are determined by comparing proceeds with carrying amount. These are included in the income statement.

Impairment of non-financial assets

Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Impairment losses are recognised as an expense immediately, and are written off in the income statement.

Where an impairment loss subsequently reverses, the carrying amount of the asset or cash-generating unit is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed that carrying amount that would have been determined had no impairment loss been recognised for the asset or cash-generating unit in prior years. A reversal of an impairment loss is recognised as income immediately.

PRISM HOLDINGS LIMITED

ACCOUNTING POLICIES
for the years ended 30 June 2006 and 30 June 2005

Financial assets

The group classifies its financial assets in the following categories: at fair value through profit or loss, available-for-sale and loans and receivables. Currently the group has no financial assets in the second category. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition and reevaluates this designation at every reporting date.

(a) Financial assets at fair value through profit or loss
This category has two sub-categories: “financial assets held for trading” and those designated at fair value through profit or loss at inception. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term, or if so designated by management. Derivatives are also categorised as “held for trading” unless they are designated as hedges. Assets in this category are classified as current assets if they are either held for trading or are expected to be realised within twelve months of the balance sheet date.

(b) Loans and receivables
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for those with maturities greater than twelve months after the balance sheet date. These are classified as non-current assets. Loans and receivables are initially recognised at cost and are subsequently carried at amortised cost using the effective interest rate method. Any adjustments to the carrying value of loans and receivables to amortised cost are calculated by reference to market rates using the effective interest rate method.

The group assesses at each balance sheet date whether there is objective evidence that a financial asset is impaired. If any such evidence exists, the recoverable amount is determined, and an impairment loss is recognised. A financial asset is impaired if its carrying amount is greater than the present value of the estimated future cash flows.

Financial instruments

Financial instruments are initially recognised when the group becomes a party to contractual arrangements. Financial instruments are initially recognised at the fair value (including transaction costs) of the consideration given (in the case of an asset) or received (in the case of a liability). Where the group can legally do so, and the group intends to settle on a net basis, all related positive and negative values of financial instruments are offset within the balance sheet totals.

The group uses derivative financial instruments to manage its exposure to foreign exchange risks arising from operational activities.

Derivative financial instruments are measured at fair value. The method of recognising the resulting gain or loss is dependent on the nature of the item being hedged. The group designates certain derivatives as (1) a hedge of the fair value of a recognised asset or liability (fair value hedge) or, (2) a hedge of a forecasted transaction of a firm commitment (cash flow hedge). Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the income statements, along with any changes in the fair value of the hedged assets or liability that are attributable to the hedged risk. Changes in the fair value of derivatives that are designated and qualify as cash flow hedges that are highly effective, are recognised in equity. Changes in the fair value of any derivative instruments that do not qualify for hedge accounting under IAS39 are recognised immediately in the income statement. The group does not apply hedge accounting, and all fair value adjustments are recognised in the income statement.

PRISM HOLDINGS LIMITED

ACCOUNTING POLICIES
for the years ended 30 June 2006 and 30 June 2005

Financial instruments (continued)

The fair value of forward exchange contracts is determined using forward exchange market rates at the balance sheet date.

In assessing the fair value of financial instruments the company uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. Techniques, such as estimated discounted cash flows, are used to determine fair value for these financial instruments. The nominal value less impairment provision of trade receivables and payables are assumed to approximate their fair values. The fair value of non-current financial liabilities is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the company for similar financial instruments.

Inventories

Inventories are valued at the lower of cost or net realisable value. Cost is determined on the average cost basis as follows:

-	components at invoice cost.
-	finished goods and projects-in-progress are valued at component cost plus other direct costs, and related direct overhead expenses.

Net realisable value is the estimated selling price in the ordinary course of business less any costs of disposal. Provision is made for slow moving goods and obsolete materials are written off.

Trade receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the group will not be able to collect all amounts due according to the original terms of receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the client accounts receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The amount of the provision is recognised in the income statement.

Cash and cash equivalents

For the purpose of the cash flow statement, cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts.

Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown as equity as a deduction from the proceeds, net of taxation. Where a group company purchases the company’s equity share capital, the consideration paid, including any directly attributable incremental costs (net of income taxation), is deducted from equity attributable to the company’s equity holders until the shares are cancelled, reissued or disposed of. Where such shares are subsequently sold or reissued, any consideration received, net of any directly attributable incremental transaction costs and related income taxation effects, is included in equity attributable to the company’s equity holders.

PRISM HOLDINGS LIMITED

ACCOUNTING POLICIES
for the years ended 30 June 2006 and 30 June 2005

Equity participation plans

Where participants use dividends on ordinary shares to repay a purchase consideration for an acquisition of an entity’s ordinary equity, the outstanding purchase consideration receivable is not recognised as an asset, but is recognised as a reduction in equity as it represents cash flows generated by the entity in the form of the return of ordinary dividends. Equity will be reinstated in future to the extent that the purchase consideration is not backed by the reporting entity’s equity.

Deferred income taxation

Deferred income taxation is provided in full, using the balance sheet liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Deferred income taxation is determined using taxation rates that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income taxation asset is realised or the deferred income taxation liability is settled. Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised. Deferred income taxation is provided on temporary differences arising on investments in subsidiaries, except where the timing of the reversal of the temporary differences is controlled by the group and it is probable that the temporary differences will not reverse in the foreseeable future.

Employee benefits

(a) Retirement obligations
The group operates a defined contribution fund, the assets of which are generally held in separate trustee-administered funds. The plans are funded by payments from employees and by the relevant group companies, taking into account the recommendations of independent qualified actuaries. A defined contribution fund is a pension plan under which the group pays fixed contributions into a separate entity. The group has no legal or constructive obligation to pay further contributions if the funds do not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. The group has no further payment obligations once the contributions have been paid. The contributions are recognised as employee benefit expenses when they are due.

(b) Performance bonus plans
The group recognises a liability and an expense for bonuses and profit-sharing, based on a formula that takes into consideration the profit attributable to the company’s shareholders after certain adjustments. The group recognises a provision where contractually obliged to, or where there is a past practice that has created a constructive obligation.

(c) Short term employee benefits
Employee entitlements to annual leave are recognised when it accrues to the employee. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to balance sheet date.

PRISM HOLDINGS LIMITED

ACCOUNTING POLICIES
for the years ended 30 June 2006 and 30 June 2005

Employee benefits (continued)

(d) Share based compensation
The group operates an equity settled share based compensation plan. The fair value of employee services rendered in exchange for participation in the scheme is recognised as an expense in the income statement. The fair value of the employee service is based on the fair value of the equity instruments granted. The expense is recognised over the vesting period of the instrument. The corresponding entry is credited to equity. At each balance sheet date, the company revises its estimate of the number of options that are expected to become exercisable. It recognises the impact of the revision of original estimates, if any, in the income statement, with a corresponding adjustment to equity. The proceeds received, net of any directly attributable transaction costs, are credited to share capital (nominal value), and share premium when the options are exercised.

(e) Termination benefits
Termination benefits are payable when employment is terminated by the group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The group recognises termination benefits when it is demonstrably committed to either terminating the employment of current employees according to a detailed formal plan without possibility of withdrawal, or providing termination benefits as a result of an offer made to encourage voluntary redundancy. Benefits falling due more than twelve months after the balance sheet date are discounted to present value.

Provisions

Provisions for claims are recognised when the group has a present legal or constructive obligation as a result of past events; it is more likely than not that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognised for future operating losses. If the effect of discounting is material, provisions are determined by discounting the expected value of future cash flows at a pre-tax discount rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the obligation.

Revenue recognition

Revenue is recognised only when it is probable that the economic benefits associated with the transaction will flow to the group and the amount of revenue can be measured reliably. Revenue comprises the fair value of the consideration received or receivable for the sale of goods in the ordinary course of the group's activities. Revenue is shown net of value added tax, and estimated settlement discounts. Consolidated revenue excludes inter-group transactions.

Revenues earned by the group are recognised on the following bases:

  sales of goods – when a group entity has delivered the products to the customer, the customer has accepted the products, and collectability of the related receivables is reasonably assured;
  sales of services - in the period in which the services are rendered, by reference to completion of the specific transaction assessed on the basis of actual service provided as a proportion of total services to be provided.

Other income earned by the group which is not included in revenue is recognised on the following bases:

  interest income – on the time proportion basis using the effective interest method;
  dividend income – when the shareholder's right to receive payment is established.

PRISM HOLDINGS LIMITED

ACCOUNTING POLICIES
for the years ended 30 June 2006 and 30 June 2005

Leased assets

Operating leases are those leases where substantially all the risks and rewards associated with ownership of an asset are not transferred from the lessor to the group as lessee. Costs of leasing property, plant and equipment held under operating leases are charged to the income statement on a straight-line basis over the period of the lease. The cost of the assets and the outstanding commitments are not recorded in the balance sheet. When an operating lease is terminated before the lease period has expired, any payment required to be made to the lessor by way of penalties is recognised as an expense in the period in which the termination takes place.

Dividends

Dividend distributions to the company’s shareholders are recognised as a liability in the group financial statements in the period in which the dividends are approved by the company’s shareholders.

Financial risk management

Financial risk factors

The group’s activities expose it to a variety of financial risks: market risk (including currency risk, fair value interest rate risk and price risk), credit risk, liquidity risk and cash flow interest rate risk. The group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the group’s financial performance. Risk management is carried out under policies approved by management.

(a) Market risk

-	Foreign exchange risk

The group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US Dollar. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities when they are denominated in a currency that is not the entity’s functional currency. Entities within the group use forward exchange contracts to manage their foreign exchange risk arising from future commercial transactions, recognised assets and liabilities. The group manages the position by using external forward currency contracts. The group has certain investments in foreign operations, whose net assets are exposed to foreign currency translation risk. Currency exposure arising from net assets of the group’s foreign operations is managed primarily through borrowings denominated in the relevant foreign currencies.

-	Price risk
The group is not exposed to commodity price risk.

(b) Credit risk
Potential concentrations of credit risk consist primarily of cash investments and trade receivables. Trade receivables consist of a large number of customers spread across diverse industries and geographical areas. The group has policies in place to ensure that sales are made to customers with an appropriate credit history. The ongoing creditworthiness of the debtors is assessed from time to time.

(c) Liquidity risk
The group manages liquidity risk by monitoring forecast cash flows and ensuring that adequate unutilised borrowing facilities are maintained. Due to the dynamic nature of the underlying businesses, the group aims to maintain flexibility in funding by keeping committed credit lines available.

PRISM HOLDINGS LIMITED

ACCOUNTING POLICIES
for the years ended 30 June 2006 and 30 June 2005

Financial risk factors (continued)

(d) Cash flow and fair value interest rate risk
As the group has no interest-bearing assets, the group’s income is substantially independent of changes in market interest rates. Borrowings issued at fixed rates expose the company to fair value interest rate risk. Borrowings issued at variable rates expose the company to cash flow interest rate risk.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

1	ACCOUNTING ESTIMATES AND JUDGMENTS

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

(a) Warranties
The group provides in full for claims by customers in respect of defects in goods supplied or work performed when such claims are ascertainable. The provision is based on historical warranty costs.

(b) Estimated impairment of goodwill

The group tests annually whether goodwill has suffered any impairment, in accordance with the accounting policy. The recoverable amounts of cash-generating units have been determined based on value-in-use calculations. These calculations require the use of estimates. Based on the calculations performed there are no indications that an impairment of goodwill related to any of its cash generating units is required at year end.

2	TRANSITION TO IFRS

Basis of transition

Application of IFRS 1

The group’s financial statements for the years ended 30 June 2006 and 30 June 2005 will be the first annual financial statements that comply with IFRS. These financial statements have been prepared as described in the accounting policies. The group has applied IFRS 1 in preparing these financial statements.

The group’s transition date is 1 July 2004. The group prepared its opening balance sheet at that date. The group’s IFRS adoption date is 1 July 2005.

In preparing these financial statements in accordance with IFRS 1, the group has applied the mandatory exceptions and certain of the optional exemptions from full retrospective application of IFRS.

In preparing the opening IFRS balance sheet, the group has adjusted amounts previously reported in financial statements prepared in accordance with its previous basis of accounting, SA GAAP. An explanation of how the transition from SA GAAP to IFRS has affected the group's financial position and performance is set out in the following tables and notes accompanying the tables. With the exception of the intangible asset reclassification, no other adjustments arising from the adoption of IFRS had an effect on the cash flows.

Exemptions from full retrospective application elected by the group

The group has elected to apply the following optional exemptions from full retrospective application:

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

2	TRANSITION TO IFRS

	a)	Business combinations exemption

The group has applied the business combinations exemption under IFRS1. It has not restated business combinations that took place prior to the 1 July 2004 transition date. The group has not concluded any business combinations subsequent to 1 July 2004. Intangible assets written off to share premium on acquisitions prior to 1 July 2004 have been reinstated  where the underlying business is still operational. Goodwill written off has not been reinstated.

	b)	Fair value as deemed cost exemption
The group has elected to measure property, plant and equipment at depreciated cost as at 1 July 2004, and this exemption is not applicable.

	c)	Employee benefits exemption
The group does not have a defined benefit fund, and this exemption is not applicable.

	d)	Cumulative translation differences exemption
The group has applied this exemption and set the translation reserve to zero. The effect of the adjustment is disclosed at the end of this note.

	e)	Compound financial instruments exemption
The group has not issued any compound instruments, and this exemption is not applicable.

	f)	Assets and liabilities of subsidiaries, associates and joint ventures exemption
This exemption is not applicable as the use of the exemption is made at the level of the subsidiary, associate or joint venture where it adopts IFRS later than its parent company.

	g)	Exemption from restatement of comparatives for IAS 32 and IAS 39.

The group elected to apply this exemption. It applies previous SA GAAP rules to derivatives, financial assets and financial liabilities and to hedging relationships for the 2005 comparative information. There were no significant adjustments required for differences between SA GAAP and IAS 32 and IAS 39.

	h)	Designation of financial assets and financial liabilities exemption
The group does not have any financial instruments where the initial designation can be changed, and this exemption is not applicable.

	i)	Share-based payment transaction exemption

The group has elected not to apply the provisions of IFRS 2 share based payments to equity settled instruments granted on or before 7 November 2002, or to awards granted after that date, but which were vested prior to 1 January 2005, as they have previously not disclosed the fair values of the instruments. The group has also not applied the provisions to the grant made to staff on 29 January 2003, as this grant is considered to be a modification of the original grant to staff. IFRS 1 provides an exemption from accounting for modifications if the modification occurred before the later of 1 July 2004  and 1 January 2005. The effect of the adjustment is disclosed at the end of this note.

	j)	Insurance contracts exemption
The group does not issue insurance contracts, and this exemption is not applicable.

	k)	Changes in existing decommissioning, restoration and similar liabilities
The group has no liabilities in this regard, and this exemption is not applicable.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

2	TRANSITION TO IFRS (continued)

	l)	Fair value measurement of financial assets or liabilities at initial recognition

The group has not applied the exemption offered by the revision of IAS 39 on the initial recognition of the financial instruments measured at fair value through profit and loss where there is no active market. This exemption is, therefore, not applicable.

	m)	Leases
The group has considered the transitional provisions of IFRIC 4, Determining whether an arrangement contains a lease, and determined that this exemption is not applicable.

Exceptions from full retrospective application followed by the company

The group has applied the following mandatory exceptions from retrospective application:

a)	Derecognition of financial assets and liabilities exception

Financial assets and liabilities derecognised before 1 January 2004 are not re-recognised under IFRS. The application of the exemption from restating comparatives for IAS 32 and IAS 39 means that the group recognised from 1 July 2004 any financial assets and financial liabilities derecognised since 1 January 2004 that do not meet the IAS 39 derecognition criteria. Management did not choose to apply the IAS 39 derecognition criteria to an earlier date. There were no adjustments as a result of this exception.

b)	Hedge accounting exception
The group does not apply hedge accounting, and this exception is not applicable.

c)	Estimates exception

Estimates under IFRS at 1 July 2004 should be consistent with estimates made for the same date under previous GAAP, unless there is evidence that those estimates were in error. No adjustments were made to the estimates at 1 July 2004.

d)	Assets held for sale and discontinued operations exception

Any assets held for sale or discontinued operations are recognised in accordance with IFRS 5 only from 1 January 2005. The company did not have any assets that met the held-for-sale or discontinued operations criteria during the period presented, and no adjustments were required.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

2	TRANSITION TO IFRS (continued) Reconciliations between IFRS and SA GAAP

The following reconciliations provide a quantification of the effect of transition to IFRS.

GROUP		SA	Transition
		GAAP	to IFRS	IFRS
Reconciliation of equity at 1 July 2004	Notes	R’000	R’000	R’000

Share capital
- issued shares		592	-	592
- share premium		282 825	-	282 825
- treasury shares		(1 797)	-	(1 797)
		281 620	-	281 620
Other reserves
- accumulated currency translation	a	(18 946)	18 946	-
- employee share scheme	b	-	964	964
		(18 946)	19 910	964

Accumulated deficit		(144 026)	(19 024)	(163 050)

		118 648	-	118 648
Minority interest		848	-	848
Total equity		119 496	886	120 382

Reconciliation of equity at 30 June 2005

Share capital
- issued shares		592	-	592
- share premium		282 825	-	282 825
- treasury shares		(44 815)	-	(44 815)
		238 602	-	238 602
Other reserves
- accumulated currency translation	a	(18 831)	18 946	115
- employee share scheme	b	-	1 228	1 228
		(18 831)	20 174	1 343

Accumulated deficit		(125 692)	(20 174)	(145 866)

		94 079	-	94 079
Minority interest		2 203	-	2 203
Total equity		96 282	-	96 282

The transition to IFRS affected the equity of the group, as set out above, the reinstatement of intangible assets on business combinations previously written off, and the reclassification of computer software. Intangible assets with a carrying value of R886 000 were reinstated. Computer software amounting to R3 592 000 in 2005 and R1 519 000 in 2004, previously included in property, plant and equipment under SA GAAP, has now been transferred to intangible assets under IFRS. As a result, no further balance sheet disclosures were considered necessary.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

2	TRANSITION TO IFRS (continued)

Reconciliation of profit for the year ended 30 June 2005

		SA GAAP	Effect of
		as previously	transition to	IFRS
		reported	IFRS	Restated
GROUP	Notes	R’000	R’000	R’000

Revenue		301 066	-	301 066
Material costs		(122 317)	-	(122 317)
Gross profit		178 749	-	178 749
Other income		-	3 253	3 253
Operating costs	b,d	(122 179)	(27 025)	(149 204)
Depreciation	c	(10 756)	10 756
Foreign exchange loss		(1 186)	1 186
Operating profit		44 628	(11 830)	32 798
Goodwill impairment		(12 793)	12 793
Exceptional items		3 253	(3 253)
Finance income		2 700	-	2 700
Finance costs		(61)	-	(61)
Net profit before taxation		37 727	(2 290)	35 437
Taxation		(13 054)	-	(13 054)

Profit after taxation		24 673	(2 290)	22 383

Earnings are attributable to:

Equity holders of the company		20 306	(2 290)	18 016
Minority interest		4 367	-	4 367

		24 673	(2 290)	22 383

Earnings per share (cents)
- basic		3,8		3,1
- headline		5,6		4,7

Diluted earnings per share (cents)
- basic		3,5		3,1
- headline		5,1		4,7

The disclosure of the expenses on the face of the income statement has been changed in order to comply with the requirements of IAS 1 Financial Statement Presentation.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

2	TRANSITION TO IFRS (continued)

			For the year
	As at	As at	ended
	1 July	30 June	June
	2004	2005	2005
GROUP	R’000	R’000	R’000

Explanation of the effect of the transition to IFRS

The following explains the adjustments to the balance
sheet and income statement:

(a) Foreign currency translation reserve
The foreign currency translation reserve has
been set to zero	18 946	18 946	-

(b) Employee share based expense
Recognising expense in respect of the directors
and employees share options	964	1 228	1 404

(c) Property, plant and equipment
Computer software transferred to intangible
assets	(1 519)	(3 592)	(954)

(d) Intangible assets
Computer software transferred from property,
plant and equipment	1 519	3 592	954
Capitalisation of customer relationships
previously written off to share premium	(886)	-	886

Total impact
- increase in accumulated deficit	19 024	20 174
- decrease in earnings attributable to ordinary
shareholders			2 290

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

3	PROPERTY, PLANT AND EQUIPMENT

				Furniture
	Plant and	Office	Computer	and	Motor	Leasehold
	equipment	equipment	equipment	fittings	vehicles	improvements	Total
	R’000	R’000	R’000	R’000	R’000	R’000	R’000

Year ended 30 June 2006
Opening net book value	13 761	258	8 789	878	69	2 171	25 926
Additions	778	687	5 226	258	65	531	7 545
Disposals	-	-	(9)	-	-	-	(9)
Translation differences	-	5	183	4	-	15	207
Depreciation	(4 424)	(142)	(5 308)	(472)	(26)	(397)	(10 769)
Closing net book
amount	10 115	808	8 881	668	108	2 320	22 900

At 30 June 2006
Cost	28 542	2 214	25 154	3 836	191	4 933	64 870
Accumulated depreciation	(18 427)	(1 406)	(16 273)	(3 168)	(83)	(2 613)	(41 970)
Net book amount	10 115	808	8 881	668	108	2 320	22 900

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

3	PROPERTY, PLANT AND EQUIPMENT (continued)

				Furniture
	Plant and	Office	Computer	and	Motor	Leasehold
	equipment	equipment	equipment	fittings	vehicles	improvements	Total
	R’000	R’000	R’000	R’000	R’000	R’000	R’000

Year ended 30 June 2005
Opening net book value	8 407	306	6 325	1 099	145	2 240	18 522
IFRS transitional
adjustment	-	-	(1 519)	-	-	-	(1 519)
Additions	9 702	109	8 234	301	-	374	18 720
Disposals	-	-	(7)	-	-	-	(7)
Translation differences	-	3	5	4	-	-	12
Depreciation	(4 348)	(160)	(4 249)	(526)	(76)	(443)	(9 802)
Closing net book amount	13 761	258	8 789	878	69	2 171	25 926

At 30 June 2005
Cost	27 762	1 643	36 743	3 733	264	4 703	74 848
Accumulated depreciation	(14 001)	(1 385)	(27 954)	(2 855)	(195)	(2 532)	(48 922)
Net book amount	13 761	258	8 789	878	69	2 171	25 926

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

		Customer		Computer
		relationships	Goodwill	software	Total
4	INTANGIBLE ASSETS	R’000	R’000	R’000	R’000

Year ended 30 June 2006
	Opening net book value	-	4 576	3 592	8 168
	Additions	-	-	5 993	5 993
	Amortisation	-	-	(2 091)	(2 091)
	Closing net book value	-	4 576	7 494	12 070

At 30 June 2006
	Cost	13 825	49 920	15 296	79 041
	Accumulated amortisation	(13 825)	(45 344)	(7 802)	(66 971)
	Net book value	-	4 576	7 494	12 070

Year ended 30 June 2005
	Opening net book value	-	17 369	-	17 369
	IFRS transitional adjustment	886	-	1 519	2 405
	Additions	-	-	3 027	3 027
	Impairment	-	(12 793)	-	(12 793)
	Amortisation	(886)	-	(954)	(1 840)
	Closing net book value	-	4 576	3 592	8 168

At 30 June 2005
	Cost	13 825	65 318	9 303	88 446
	Accumulated amortisation	(13 825)	(60 742)	(5 711)	(80 278)
	Net book value	-	4 576	3 592	8 168

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

Group
		2006	2005
		R’000	R’000

5	DEFERRED TAXATION

Deferred taxation is calculated on all temporary differences under the iability method using a principal taxation rate of 29%. Deferred income taxation assets and liabilities are off set when the income taxes relate to the same fiscal authority, and there is a legal right to off set at settlement. The following amounts are shown in the consolidated balance sheet:

Deferred taxation asset
	At beginning of year	30 432	35 150
Movement during the year
	- current year temporary differences	(8 283)	(3 547)
	- change in taxation rate	-	(1 171)
		22 149	30 432

The balance comprises:
	Provisions	4 080	4 038
	Capital allowances	3 405	3 780
	Assessable losses	13 133	19 838
	Secondary taxation on companies	170	1 873
	Other	1 361	903
		22 149	30 432

Deferred taxation assets and deferred taxation charge/(credit) in the income statement are attributable to the following items:

	Secondary
	taxation on	Capital		Assessable
	companies	allowances	Provisions	losses	Other	Total
	R’000	R’000	R’000	R’000	R’000	R’000

30 June 2006
Opening balance	1 873	3 780	4 038	19 838	903	30 432
Charge/(credit) to the
income statement	(1 703)	(375)	42	(6 705)	458	(8 283)
Closing balance	170	3 405	4 080	13 133	1 361	22 149

30 June 2005
Opening balance	-	5 018	4 688	23 906	1 538	35 150
Charge/(credit) to the
income statement	1 873	(1 070)	(494)	(3 272)	(584)	(3 547)
Change in taxation
rate	-	(168)	(156)	(796)	(51)	(1 171)
Closing balance	1 873	3 780	4 038	19 838	903	30 432

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

Group
		2006	2005
		R’000	R’000

6	INVENTORIES

	Components	3 528	1 812
	Projects-in-progress	96	232
	Finished goods	7 181	7 289
		10 805	9 333

7	TRADE AND OTHER RECEIVABLES

	Trade receivables	58 743	49 995
	Impairment	(5 217)	(5 217)
	Trade receivables – net	53 526	44 778
	Other receivables	2 430	2 566
		55 956	47 344

Trade receivables amounting to R53.5 million (2005 : R42.2 million) have been ceded as security for banking facilities.

8	SHARE CAPITAL AND PREMIUM

Authorised
1 000 000 000 ordinary shares of 0.1 cent each	1 000	1 000

Issued
592 190 814 (2005 : 592 190 814) ordinary shares of 0.1 cent each	592	592
Share premium	282 825	282 825
Treasury share reserve
- BEE transaction ordinary shares
55 000 000 (2005 : 55 000 000)	(22 000)	(22 000)
- Share Trust ordinary shares
49 044 601 (2005 : 64 662 791)	(21 414)	(22 815)
	240 003	238 602

On 18 April 2005, the Mineworkers Investment Company (Proprietary) Limited (“MIC”), a broad-based black empowerment group, acquired an effective 16.89% interest in the company. MIC was founded by the National Union of Mineworkers in July 1995 to make direct contributions to the economic development and social upliftment of mineworkers, ex-mineworkers, construction and energy sector workers and their dependants. MIC represents a truly broad-based empowerment grouping and has, since 1997, disbursed R62 million to fund its social development projects and programmes that focus on poverty alleviation, job creation and education. MIC’s investment strategy involves a hands-on approach and actively working with management to further develop strategic direction with regard to business challenges, workplace transformation and the development of previously disadvantaged individuals.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

8	SHARE CAPITAL AND PREMIUM (continued)

Structure of the transaction

The group facilitated the Black Ownership Initiative through the buy-back of Prism ordinary shares from shareholders. The Black Ownership Initiative is financed through fixed-rate redeemable cumulative preference shares. The redemption profile of such preference shares is dependent upon the future dividend stream of Prism, thus further enhancing the sustainability of the Black Ownership Initiative as it is not linked to the performance of the Prism share price. A new company, Black Ginger (Proprietary) Limited (”BEEco”) was registered as a wholly owned subsidiary of Prism and used for the purposes of the BEE transaction. The BEE transaction was structured by way of a pro rata offer ("the offer") by BEEco to acquire 100 million Prism ordinary shares at a price of 40 cents per share.

The offer was implemented as follows:

- BEEco acquired 55 million Prism ordinary shares from the shareholders by way of a specific repurchase of shares in terms of Section 89 of the Companies Act, which was funded by Prism subscribing for preference shares in BEEco in an amount of R22 million; and

- immediately thereafter, Prism sold all its ordinary shares in BEEco to MIC for a nominal amount and thereafter BEEco acquired the remaining 45 million Prism ordinary shares. MIC provided R5.5 million of the funding required with the balance of R12.5 million provided by Rand Merchant Bank, a division of FirstRand Bank Limited.

The BEE transaction ordinary shares equate to an investment in redeemable cumulative preference shares in Black Ginger (Proprietary) Limited with a coupon rate of 5.72% per annum.

The directors are authorised, by resolution of the shareholders, and until the forthcoming annual general meeting, to allot or issue such shares at their discretion, subject to the provisions of the Companies Act.

Share Trust

The group issues equity settled share based payments to employees and directors. Equity settled share based payments are measured at fair value (excluding the effect of non-market based vesting conditions) at the grant date. The fair value determined at the grant date of the equity settled share based payments is expensed on a straight-line basis over the vesting period, based on the group’s estimate of the shares that will eventually vest, and adjusted for the effect of non-market based vesting conditions. The expected useful life used in the valuation model has been adjusted, based on management’s best estimate for the effects of transferability, exercise restrictions and behavioural considerations.

Share options and deferred delivery shares are exercisable as follows: up to 15% of the allocation after one year, up to 40% after two years, up to 70% after three years, and up to 100% after four years, with all the options and deferred delivery shares lapsing if not exercised within five years from the date of being granted.

The movement in the share options and deferred delivery shares granted under the scheme were as follows:

Share options	Number of shares
	2006	2005

At beginning of year	44 269 537	44 608 528
Granted	17 679 072	7 218 800
Forfeited	(2 946 460)	(2 179 940)
Exercised	(12 956 755)	(5 377 851)
At end of year	46 045 394	44 269 537

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

8	SHARE CAPITAL AND PREMIUM (continued)

Share Trust (continued)

Deferred delivery shares	Number of shares
	2006	2005

At beginning of year	46 939 611	57 064 511
Granted	-	4 212 000
Forfeited	-	(88 259)
Exercised	(16 295 005)	(14 248 641)
At end of year	30 644 606	46 939 611

The following rights to acquire shares have been granted to directors and staff of the group and are still outstanding.

Number of options			Exercise date
				Exercise price
2006	2005	Earliest	Latest	in cents

22 795 782	37 050 737	July 2003	July 2007	16
3 883 800	4 468 800	July 2005	July 2009	25
2 218 370	2 750 000	December 2005	December 2009	40
17 147 442	-	September 2007	September 2010	56
46 045 394	44 269 537

Number of deferred
delivery shares			Exercise date
				Exercise price
2006	2005	Earliest	Latest	in cents

26 432 606	42 727 611	July 2003	July 2007	16
4 212 000	4 212 000	July 2003	July 2009	25
30 644 606	46 939 611

	Options	Deferred delivery shares
Market weighted average share price on the dates exercised:
2006	0,76	0,57
2005	0,38	0,41

Weighted average remaining contractual life in years:
2006	2	1
2005	2	2

The options granted during the year were granted at market value of 56 cents per option.

The inputs into the fair value calculation were as follows:

	2006	2005
Valuation model	Binomial	Bermudan

Weighted average share price for the year	0,57	0,30
Weighted average exercise price	0,56	0,29
Expected life	6	6
Risk free rate	7,96%	8,88%
Expected dividend yield	4,47%	3,87%
Expected volatility	50,7%	79,62%

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

Accumulated
		currency	Employee	Total
		translation	share	other
		reserve	scheme	reserves
9	OTHER RESERVES	R’000	R’000	R’000

	Balance at 1 July 2005	115	1 228	1 343
	Currency translation differences	1 132	-	1 132
Employee share scheme
	- value of employee services	-	1 809	1 809
	- transfer to accumulated deficit	-	(1 085)	(1 085)
	Balance at 30 June 2006	1 247	1 952	3 199

	Balance at 1 July 2004	(18 946)	-	(18 946)
	IFRS transitional adjustment	18 946	964	19 910
		-	964	964
Employee share scheme
	- value of employee services	-	1 404	1 404
	- transfer to accumulated deficit	-	(1 140)	(1 140)
	Currency translation differences	115	-	115
	Balance at 30 June 2005	115	1 228	1 343

Group
		2006	2005
		R’000	R’000

10	TRADE AND OTHER PAYABLES

	Trade payables	31 225	35 022
	Payroll accruals	24 455	24 371
	Other payables	19 213	17 935
		74 893	77 328

11	PROVISIONS

Warranty
	At beginning of year	5 000	3 000
	Amounts raised	-	2 000
	At end of year	5 000	5 000

12	OTHER INCOME

	Recoupment on disposal of investments	-	3 253

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

Group
		2006	2005
		R’000	R’000

13	OPERATING COSTS

	Employee benefit expense (note 14)	95 718	90 189
	Operating lease expenses	5 488	5 950
	Marketing expenses	6 443	4 865
	Costs relating to scheme of arrangement	3 378	-
	Depreciation	10 769	9 802
	Amortisation	2 091	1 840
	Foreign exchange loss	1 231	1 186
	Intangible asset impairment	-	12 793
	Computer expenses	2 802	2 369
	Communication expenses	2 283	2 199
	Membership fees	1 614	770
	Staff training	1 067	934
	Staff recruitment	1 178	761
	Consulting fees	2 573	2 204
	Other	16 536	13 342
		153 171	149 204

14	EMPLOYEE BENEFIT EXPENSE

	Directors’ remuneration	12 508	11 377
	Salaries, wages and bonuses	78 132	73 741
	Pension fund contributions	4 264	4 136
	Share options granted to employees	656	628
	Termination benefits	158	307
		95 718	90 189
	Number of employees at 30 June
	- South Africa	281	263
	- foreign	14	12
	- full time	295	275

Retirement benefit information

The subsidiary companies provide pension fund benefits for employees and their dependants. The defined contribution pension fund is administered by Sanlam, and is subject to the provisions of the Pension Fund Act of 1956.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

		Group
		2006	2005
		R’000	R’000

15	OPERATING PROFIT

	Is stated after charging/(crediting) the following items:

	Amortisation of intangible assets	2 091	1 840
	Auditors’ remuneration
	- audit fees	694	493
	- fees for other services	1 019	-
	Loss/(profit) on disposal of property, plant and equipment	2	(9)
	Depreciation	10 769	9 802
	Foreign exchange losses	1 463	1 186
	Impairment of intangible asset
	- goodwill	-	12 793
	Operating lease charges
	- property	5 167	5 346
	- office equipment	321	604
	Recoupment on disposal of investments previously impaired	-	(3 253)
	Research and development costs expensed (included in operating costs and
	depreciation)	29 188	31 537

16	FINANCE INCOME

	Interest received
	- bank	2 370	2 498
	- other	97	202
		2 467	2 700

17	FINANCE COSTS

	Interest paid
	- bank overdraft	(108)	(61)
	- South African Revenue Services	(297)	-
	- other	(243)	-
		(648)	(61)

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

		Group
		2006	2005
		R’000	R’000
19	TAXATION

	South African normal taxation
	Current taxation
	- current year	(9 442)	(7 730)
	- prior year	-	(2)
	Deferred taxation
	- current year	(6 580)	(7 186)
	- change in taxation rate	-	(1 171)
	- prior year	-	1 766
	Secondary taxation on companies
	- current year	(125)	(1 500)
	- deferred	(1 703)	1 873
		(17 850)	(13 950)

	Foreign and withholding taxation
	Current taxation
	- prior year	-	896
		-	896

		(17 850)	(13 054)

	Taxation losses at the end of the year arising from operating losses	45 287	68 407
	Utilised to create deferred taxation asset	(45 287)	(68 407)
	Unutilised taxation losses	-	-

	Reconciliation of rate of taxation	%	%

	South African normal taxation	29,0	29,0
	Adjusted for:
	Change in taxation rate	-	3,3
	Exempt income	-	(0,9)
	Prior year under provision	0,1	(7,5)
	Foreign taxation holiday	(3,0)	1,9
	Secondary taxation on companies	3,3	(1,1)
	Expenses not deductible	2,6	12,1
		3,0	7,8

	Taxation as a percentage of profit before taxation	32,0	36,8

Capital gains taxation
The group has capital gains taxation losses of approximately R75 948 000 (2005 : R75 948 000) available for set off against future capital gains.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

Group
		2006	2005

19	EARNINGS PER SHARE

The calculations of earnings per share and fully diluted earnings and fully diluted earnings per share are as follows:

	Attributable earnings (R’000)	32 265	18 016
	Headline earnings (R’000) (Note 19.1)	32 267	27 550

EARNINGS PER SHARE
	Weighted average ordinary shares in issue	486 437 291	536 119 064
	Earnings per share (cents)	6,6	3,4
	Headline earnings per share (cents)	6,6	5,1

DILUTED EARNINGS PER SHARE
Number of diluted shares are calculated as follows:
	Weighted average ordinary shares in issue (number of shares)	486 437 291	536 119 064
	Dilution from share incentive scheme (Note 19.3)	50 330 478	46 320 876
	Dilution from BEE transaction share (Note 19.4)	30 528 365	-
	Fully diluted weighted average ordinary shares in issue	567 296 134	582 439 940
	Fully diluted earnings per share (cents)	5,7	3,1
	Fully diluted headline earnings per share (cents)	5,7	4,7

19.1	Reconciliation of headline earnings (R’000)
	Earnings attributable to ordinary shareholders	32 265	18 016
	Impairment of goodwill	-	12 793
	Loss/(profit) on disposal of plant and equipment	2	(9)
	Recoupment on disposal of investments	-	(3 253)
	Headline earnings	32 267	27 550

19.2	Average fair value of shares
	- average fair value of one ordinary share during the year (cents)	89,9	38,2
	- value of shares traded in the year (R’000)	228 546	64 653
	- number of shares traded in the year	254 336 160	169 460 030

19.3	Dilution from share incentive scheme
- average exercise price for shares under option (including IFRS 2
	future expense) (cents)	30,9	18,8
- total exercise value of outstanding in-the-money share options
	(R’000)	23 697	17 147
	- total number of in-the-money share options outstanding	76 690 000	91 209 148
- dilution from shares eligible for issue in terms of the group share incentive scheme – 65,6% (2005 : 50,8%) of in-the-money share
	options outstanding (number of shares)	50 330 478	46 320 876

19.4	Dilution from BEE transaction undertaken
	- average fair value of one ordinary share during the year (cents)	89,9	38,2
	- elective price of shares repurchased and sold to BEE (cents)	40,0	40,0
	- number of BEE transaction shares	55 000 000	55 000 000
	- dilution from BEE transaction shares (number of shares)	30 528 365	-

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

19	EARNINGS PER SHARE (continued)

The 49 044 601 (2005 : 64 662 791) ordinary shares held in the trust for participants are accounted for as treasury shares, and are deducted from the number of shares in issue in determining the weighted average number of shares. The cost price of these treasury shares has been deducted from the group’s equity.

The preference share investment relating to the funding of the BEE transaction with MIC is not recognised as an asset, but is accounted for as a reduction in equity. Equity will be restated in future to the extent that the preference share investment has been redeemed. Accordingly, the 55 000 000 (2005: 55 000 000) BEE transaction shares have been treated as treasury shares.

		Group
		2006	2005
		R’000	R’000

20	DIVIDENDS PER SHARE

	Reconciliation of dividends paid
	Dividends paid	13 620	-
	Received by Share Trust	(946)	-
	Net dividend paid	12 674	-

	Number of shares issued	592 190 814	-
	Dividend per share (cents)	2,1	-

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

Group
		2006	2005
		R’000	R’000

21	CASH FLOW INFORMATION

21.1	Cash flow from operations

	Operating profit	53 908	32 798
Adjusted for:
	- depreciation	10 769	9 802
	- translation differences	925	(19)
	- share based payment expense	1 809	1 404
	- loss /(profit) on disposal of property, plant and equipment	2	(9)
	- recoupment on disposal of investments	-	(3 253)
	- impairment of intangible assets	-	12 793
	- amortisation of intangible assets	2 091	1 840
		69 504	55 356

Changes in working capital
	Increase in inventories	(1 472)	(3 555)
	Increase in trade and other receivables	(8 612)	(1 917)
	(Decrease)/increase in trade and other payables	(2 435)	19 240
	Increase in provisions	-	2 000
		(12 519)	15 768
		56 985	71 124

21.2	Taxation paid

	Amounts owing at beginning of year	(7 741)	(4 940)
	Translation differences	-	12
	Amount charged to income statement	(9 567)	(8 336)
	Amounts owing at end of year	6 336	7 741
		(10 972)	(5 523)

21.3	Cash and cash equivalents

	Cash resources	81 866	63 458

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

22	FINANCIAL INSTRUMENTS

22.1	Foreign currency exposure

The following foreign currency assets and liabilities, recognised in the group balance sheet, are not covered by forward exchange contracts:

	Foreign	Rand
	currency	equivalent
2006	000’s	000’s

Assets
British Pound	2	28
Euro	64	579
Malaysian Ringitt*	7 517	14 569
US Dollar	2 856	20 330

Liabilities
Euro	497	4 502
US Dollar	2 379	16 929
British Pound	42	555
Malaysian Ringitt*	1 196	2 317

*These balances reflect the net assets and liabilities of Prism Transactive (M) Sendirian Berhad at 30 June 2006.

	Group
	2006	2005

Foreign exchange rates
Rand/US Dollar exchange rates:
Opening rate	6.63	6.27
Closing rate	7.12	6.63
Weighted average	6.39	6.18

23	BORROWING POWERS

In terms of the company’s articles of association, the borrowing powers of the company are unlimited.

24	RELATED PARTY TRANSACTIONS

Transactions between group companies
In the ordinary course of business, the group entered into transactions with other group companies. These intergroup transactions have been eliminated on consolidation.

The company had entered into a service agreement with Mineworkers Investment Company (Proprietary) Limited, which was cancelled on 10 July 2006. During the year, a total of R258 720 (2005 : R66 500) was paid under this agreement.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

24	RELATED PARTY TRANSACTIONS (continued)

The directors have certified that they have no material interests in any transactions of any significance with the company or any of its subsidiaries.

25	BANKING FACILITIES

The following securities are held by The Standard Bank of South Africa Limited:

-	deed of pledge and cession of shares and rights in subsidiaries
-	unlimited cross guarantees by group companies (with the exception of EasyPay (Proprietary) Limited)
-	unlimited cession of trade receivables by group companies (with the exception of EasyPay (Proprietary) Limited)
-	negative pledge by group companies (with the exception of EasyPay (Proprietary) Limited)
-	cession of bank account balances (with the exception of EasyPay (Proprietary) Limited).

The following securities are held by FirstRand Bank Limited:

-	cession of trade receivables by EasyPay (Proprietary) Limited which amounted to R10.5 million at 30 June 2006
-	cession of EasyPay (Proprietary) Limited bank balances which amounted to R20,2 million at 30 June 2006
-	suretyship by group companies for R46.7 million.

Group
		2006	2005
		R’000	R’000

26	COMMITMENTS

Capital commitments
	Authorised but not contracted for	12 957	11 995

The expenditure will be financed from internally generated funds

Operating lease commitments
The future minimum lease payments under non-cancellable agreements are as follows:
	Less than one year	4 885	4 848
	One to five years	4 415	8 136
		9 300	12 984

27	CONTINGENT LIABILITIES

The group has outstanding performance guarantees granted by the bank amounting to R460 000 (2005 : R710 000).

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

Group
		2006	2005
		R’000	R’000

28	SUPPLEMENTARY INFORMATION

Revenue
Revenue allocations are based on the country where the order is placed.

28.1	Business segments
	Chip and wireless	103 303	155 040
	Services	97 490	80 783
	Payment Solutions	66 500	36 420
	Transaction Security	78 876	28 823
		346 169	301 066

28.2	Geographical segments
	Africa	278 109	220 111
	South East Asia	67 894	79 160
	Europe	166	1 795
		346 169	301 066

29	SUBSEQUENT EVENTS

In anticipation of the transaction with Net 1 Applied Technologies South Africa Limited (Net 1), all options granted to staff that have not yet vested were cancelled, and a bonus payment was made equal to R1.16 per option. In terms of the rules of the scheme, the vesting for the deferred delivery shares was accelerated, and all shares vested on 2 July 2006. All staff members then took delivery of their shares from the Share Trust.

On 3 July 2006, Net 1 Applied Technologies South Africa Limited (Net1) acquired the entire issued share capital of Prism Holdings Limited pursuant to a scheme of arrangement in terms of Section 311 of the Companies Act for R1.16 per share totalling R687 million. On 23 June 2006, the company suspended the trading of its shares on the JSE Securities Exchange, and delisted on 3 July 2006. As a result of the Net 1 transaction, all treasury shares relating to the BEE transaction and the Share Trust were sold to Net 1.

With the exception of the above matter the directors are not aware of any matter or circumstance arising since the end of the financial year, not otherwise dealt with in the financial statements, which would affect the operations of the company and the group or the results of those operations significantly.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

30	Differences between International Financial Reporting Standards and United States Generally Accepted Accounting Principles

The consolidated annual financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”), which differ in certain material respects from accounting principles generally accepted in the United States of America (“US GAAP”). Such differences include methods for measuring the amounts shown in the consolidated annual financial statements and the presentation of amounts shown in the consolidated annual financial statements. The principle differences between IFRS and US GAAP that impact the group are presented below together with explanations of certain adjustments that affect consolidated net income and total shareholders’ equity for the years ended 30 June 2006 and 30 June 2005.

	Notes	Group
		2006	2005
INCOME STATEMENT RECONCILIATION		R’000	R’000

Net income attributable to equity holders of the company under IFRS		32 265	18 016

US GAAP Adjustments
- share based compensation expense	b	(553)	(1 664)
- taxation	c	984	(1 154)

Net income under US GAAP		32 696	15 198

EQUITY RECONCILIATION

Total shareholders’ equity under IFRS		119 517	96 282

US GAAP Adjustments
- goodwill	a	13 238	13 238
- taxation	c	(170)	(1 154)
- minority interest	d	(6 811)	(2 203)

Total shareholders’ equity under US GAAP		125 774	106 163

(a)	Goodwill

Previously, goodwill recorded on acquisitions prior to 1 April 2000 was written off against share premium after obtaining an order of the High Court in South Africa. The group adopted IFRS on 1 July 2004 but did not retroactively apply the provisions of IFRS 3 “Business Combinations”. For purposes of US GAAP, all goodwill written off against share premium has been reinstated as an asset on the balance sheet. Goodwill was amortised in accordance with US GAAP between 2000 and 2002. Subsequent to that, the group adopted Statement of Financial Accounting Standards No. 142,”Goodwill and Other Intangible Assets” (“FAS 142”), and goodwill is no longer amortised but is instead tested annually for impairment by each reporting unit.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

30	Differences between International Financial Reporting Standards and United States Generally Accepted Accounting Principles

	(b)	Share based compensation

The company accounts for its share options in accordance with IFRS 2, and has recognised a compensation expense in the income statement, representing the fair value of share options granted to employees.

For US GAAP purposes, the group accounts for its share options granted to employees under Statement of Financial Accounting Standards No. 123 - Revised 2004 "Accounting for Stock Based Compensation" (“FAS 123R”). FAS 123R is similar to IFRS and requires that compensation expense be recorded in the income statement based on the fair value of share options granted to employees. However, IFRS 2 only applies to share option grants made subsequent to 7 November 2002 and in which options remain unvested as of 1 July 2004 whereas FAS 123R applies to all share option grants subsequent to 15 December 1994.

In January 2003, the company cancelled existing share option awards and concurrently granted new awards. This event was treated as a modification under both IFRS and US GAAP. Under US GAAP, any incremental compensation expense was determined at the time of the modification and recognised over the remaining vesting period of the new options that were issued. For IFRS purposes, in accordance with the transition provisions of IFRS 1 “First-time Adoption of International Financial Reporting Standards” any modification that occurred before the later of the conversion to IFRS of 1 July 2004 and 1 January 2005 does not need to be accounted for in accordance with the requirements of IFRS 2.

	(c)	Taxation

The adjustment to taxation includes an adjustment for secondary taxation on companies (see discussion in additional disclosure items), as well as the adjustment to record amounts based on enacted tax rates for US GAAP purposes. The amounts recorded under IFRS for taxes in fiscal year 2005 were based on the South African tax rate of 29% that had been announced by the government as of the fiscal year end but not yet signed into law (substantially enacted). For US GAAP purposes, only the enacted tax rate (30%) is allowed to be used to calculate taxes. The new tax rate of 29% was signed into law during fiscal year 2006.

	(d)	Minority interest

Under US GAAP, minority interest is presented as a separate component of the balance sheet outside of equity. Under IFRS, minority interest is included in equity. The reconciling item is included to properly classify minority interest for US GAAP purposes.

PRISM HOLDINGS LIMITED

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
for the years ended 30 June 2006 and 30 June 2005

30	Differences between International Financial Reporting Standards and United States Generally Accepted Accounting Principles

Additional disclosure items

Cumulative translation differences

Under IFRS, the company applied the requirements of IAS 21 “Effects of Changes in Foreign Exchange Rates” (“IAS 21”) prospectively from the date of adoption of IFRS for cumulative translation differences of all foreign operations. The company therefore set the previously accumulated cumulative translation differences to zero at 1 July 2004 and applied IAS 21 effective from this date. Under US GAAP, amounts recorded as the accumulated cumulative translation adjustment may not be reset to zero; therefore, differences arise when determining the gain/loss on sale of items that are included in the accumulated translation reserve account.

Secondary Tax on Companies (“STC”)

STC is a tax levied on South African companies at a rate of 12,5% of dividends distributed. However, in the case of companies liquidated after 1 April 1993, STC is only payable on undistributed earnings earned after 1 April 1993. On declaration of a dividend, the group includes the tax of 12,5% on this dividend in its computation of the income tax expense in the period of such declaration.

Under IFRS, a tax liability is not raised on dividends until they are actually declared. With the adoption of AC501, “Accounting for South African secondary tax on companies” the group has recorded a deferred tax asset related to STC credits where it is probable that a dividend will be declared and that the credit would be utilised in the future.

Under US GAAP, the company has adopted the allowed disclosure only approach related to the deferred taxation impact of STC on unremitted earnings of the company. All deferred tax assets recorded in accordance with AC501 have been reversed for US GAAP purposes. If all the earnings attributable to shareholders for the years ended 30 June 2006 and 30 June 2005 were distributed, there would be a R5 531 000 STC charge (2005: R4 191 000, 2004: R3 943 000, 2003: R4 694 000), notwithstanding the fact that certain companies in the group have accumulated deficits.

Comprehensive income (US GAAP basis)

	Group
	2006	2005
	R’000	R’000

Net income under US GAAP	32 696	15 195
Other comprehensive income
- foreign currency translation reserve	1 132	115

Comprehensive income	33 828	15 310

NET 1 UEPS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

          The following unaudited pro forma combined financial statements have been prepared to give effect to our acquisition of Prism Holdings Limited (“Prism”), which occurred on July 3, 2006, and are derived from our historical audited consolidated financial statements and the historical audited consolidated financial statements of Prism. The historical audited consolidated financial statements have been adjusted as described in the notes to the unaudited pro forma combined financial statements.

          For purposes of the unaudited pro forma combined balance sheet, we assumed the acquisition occurred on June 30, 2006. For purposes of the unaudited pro forma combined statement of operations, we assumed the acquisition occurred on July 1, 2005. We applied the purchase method of accounting, which requires an allocation of the purchase price to the assets acquired and the liabilities assumed, at fair value.

          The unaudited pro forma combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by management. The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated financial position or consolidated results of operations that would have been reported had the acquisition occurred on the dates indicated, nor does the information present a forecast of the consolidated financial position at any future date or the combined results of operations of Net 1 UEPS Technologies, Inc. (“Net1”) and Prism for any future period.

          The unaudited pro forma combined financial statements should be read in conjunction with Prism’s audited annual financial statements for the years ended June 30, 2006 and 2005, included in this Form 8-K/A and our audited consolidated financial statements included in our annual report on Form 10-K for the year ended June 30, 2006.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(in thousands, except per share data or unless otherwise indicated)
As of June 30, 2006

	Historical
	(US GAAP)	Adjusted (US GAAP)
						Net1
	Net1	Prism	Prism			pro forma
	(USD	(ZAR	(USD			combined
	‘000)	‘000)	‘000)	Pro forma		(USD
	1(a)	1 (b) 1 (c)	1 (d)	adjustments	Notes	‘000)

ASSETS
Current assets
Cash and cash equivalents	189,735	81,866	11,261	(94,489)	3(g)	106,507
Pre-funded social welfare grants
receivable	17,223	-	-			17,223
Accounts receivable, net	21,219	55,976	7,700	(582)	3(d)	28,337
Finance loans receivable, net	6,713	-	-			6,713
Deferred expenditure on smart cards	656	-	-			656
Inventory	1,935	10,805	1,487			3,422
Deferred income taxes	3,237	21,979	3,023			6,260
Total current assets	240,718	170,626	23,471	(95,071)		169,118

Long term receivable	946	-	-			946
Property, plant and equipment, net	3,757	30,394	4,181			7,938
Equity accounted investments	4,986	-	-			4,986
Goodwill	13,923	17,814	2,450	62,583	3(f)	78,956
Intangible assets, net	5,649	-	-	27,698	3(b)	33,347

TOTAL ASSETS	269,979	218,834	30,102	(4,790)		295,291

LIABILITIES
Current liabilities
Bank overdrafts	20	-	-			20
Trade payables	2,073	31,225	4,295	1,532	3(d)	7,900
Other payables	28,575	48,668	6,694			35,269
Income taxes payable	12,455	6,356	875			13,330
Total current liabilities	43,123	86,249	11,864	1,532		56,519

Deferred income taxes	17,846	5,531	761	10,218	3(b)	28,825

TOTAL LIABILITIES	60,969	91,780	12,625	11,750		85,344

Minority interest	-	6,811	937			937

Common stock	50	592	81	(81)	3(e)	50
Special convertible preferred stock	7	-	-			7
B class preference shares	9	-	-			9
Additional paid-in-capital	105,792	315,606	43,412	(43,412)	3(e)	105,792
Treasury shares	(3,958)	(43,414)	(5,972)	5,972	3(e)	(3,958)
Accumulated other comprehensive income	(9,763)	(17,699)	(2,434)	2,434	3(e)	(9,763)
Retained earnings	116,873	(134,842)	(18,547)	18,547	3(e)	116,873

TOTAL SHAREHOLDERS’ EQUITY	209,010	120,243	16,540	(16,540)		209,010

TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	269,979	218,834	30,102	(4,790)		295,291

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share data or unless otherwise indicated)
For the year ended June 30, 2006

	Historical
	(US GAAP)	Adjusted (US GAAP)
						Net1
	Net1	Prism	Prism			pro forma
	(USD ‘000)	(ZAR ‘000)	(USD ‘000)	Pro forma		combined
	1 (a)	1 (b) 1 (c)	1 (d)	adjustments	Notes	(USD ‘000)

Revenue	196,098	346,169	53,850			249,948

Expenses
Cost of goods sold, IT
processing, servicing and
support	50,619	223,926	34,834	581	3(a)	86,034
General and administration	48,627	56,028	8,716	551	3(a)	57,894
Depreciation and amortization	5,710	12,860	2,001	5,687	3(b)	13,398
Costs related to public offering
and Nasdaq listing	1,529	-	-			1,529

Operating income	89,613	53,355	8,299	(6,819)		91,093

Interest income (expense), net	5,889	1,819	283	(8,250)	3(c)	(2,078)

Net income before income taxes
and minority interest	95,502	55,174	8,582	(15,069)		89,015

					3(b)
Income tax expense	36,653	18,206	2,832	(5,145)	3(c)	34,340

Net income from continuing
operations before minority
interest and earnings from equity
accounted investments	58,849	36,968	5,750	(9,924)		54,675

Minority interest	-	5,612	873			873

Earnings from equity accounted
investments	383	-	-			383

Net income	59,232	31,356	4,877	(9,924)		54,185

Net income per share:
Basic earnings– common stock
and linked units	1.05					0.96
Diluted earnings– common stock
and linked units	1.03					0.95

Weighted-average number of
outstanding shares of common
stock and linked units used to
calculate basic earnings per share	56,513,568					56,513,568

Weighted-average number of
outstanding shares of common
stock and linked units used to
calculate diluted earnings per
share	57,331,281					57,331,281

See accompanying notes to unaudited pro forma combined financial statements.

NET 1 UEPS TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of presentation

          The accompanying unaudited pro forma combined financial statements present the pro forma results of operations and financial position of Net 1 UEPS Technologies, Inc., or Net1, and Prism Holdings Limited, or Prism, on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of Prism by Net1. The acquisition will be recorded using the purchase method of accounting, with Net1 as the acquirer.

          The Net1 and Prism statements of operations and balance sheets included in the pro forma combined statement of operations and pro forma combined balance sheets, as well as the exchange rates used, were obtained from the following sources.

(a)	Net1 - derived from the audited consolidated financial statements of Net1 included in our annual report on Form 10-K for the year ended June 30, 2006, which were prepared in accordance with US GAAP.

(b)

Prism - derived from the audited consolidated financial statements of Prism for the year ended June 30, 2006 prepared in accordance with International Financial Reporting Standards, or IFRS. Prism’s audited annual financial statements for the year ended June 30, 2006 include a reconciliation of amounts reported in accordance with IFRS to US GAAP (See Note 30 to Prism’s audited annual financial statements.) In addition, as Prism’s functional currency is the South African Rand, or ZAR, its historical financial statements are reported in ZAR. Certain line items reported by Prism on its historical balance sheet and income statement have been reclassified by us as shown in (c) below and presented to conform to the method of balance sheet and statement of income presentation utilized by Net1.

(c)

Adjustments and reclassifications to conform with Net1’s accounting and presentation - The historical IFRS financial statements reconciled to US GAAP for Prism include the following adjustments and reclassifications in order to align them with the US GAAP financial statements of Net1.

	Historical			Adjusted
	(US GAAP)			(US GAAP)
	ZAR ‘000	Adjustment	Ref	ZAR ‘000
Balance Sheet translated at $1:ZAR 7.2701	125,774	(5,531)	(i) (ii)	120,243
Income statement translated at $1:ZAR 6.4284	32,696	(1,340)	(i)	31,356

(i) Net1 measures its income taxes and deferred income taxes using a combined rate of 36.89%. The historic US GAAP accounts of Prism includes income taxes and deferred income taxes using a rate of 29%, with footnote disclosure of the possible contingent liabilities related to Secondary Taxes on Companies, or STC, of approximately $0.8 million (approximately ZAR 5.5 million) at the June 30, 2006 exchange rate of $1:ZAR 7.2701. Net1 recognizes an STC liability in its accounts and an adjustment is required to record the potential STC liability of Prism. An adjustment of $0.2 million (ZAR 1.3 million) at the average daily rate for the year ended June 30, 2006 of $1:ZAR 6.4284, related to the STC charge for the year ended June 30, 2006, has been included in the income statement.

(ii) Software of approximately $1.0 million (ZAR 7.5 million), at the June 30, 2006 exchange rate of $1:7.2701, has been reclassified from intangible assets to property, plant and equipment. There is no effect on total shareholder’s equity for this adjustment.

(d)

Exchange rates - the translation of amounts included on Prism’s audited consolidated balance sheet as of June 30, 2006 and its audited consolidated income statement for the year ended June 30, 2006, prepared on a US GAAP basis, from ZAR to US dollars, or $, at a rate of ZAR 7.2701 = $1.00 for the balance sheet, which is the closing exchange rate as reported by an independent external source (www.oanda.com) on June 30, 2006 and ZAR 6.4284 = $1.00 for the statement of operations, which is the average daily exchange rate for the year ended June 30, 2006 as reported by an independent external source (www.oanda.com).

2. Acquisition of Prism

          The following table sets forth the amount paid for Prism using exchange rates applicable as of June 30, 2006, as if the acquisition occurred on June 30, 2006:

USD ‘000
Acquisition of the entire issued and outstanding share capital of Prism for cash	94,489
Estimated costs related to the acquisition	2,114
Total purchase price	96,603

The following table sets forth the preliminary allocation of the purchase price:

USD ‘000
Cash and cash equivalents	11,261
Accounts receivable, net	7,700
Inventory	1,487
Property, plant and equipment	4,181
Intangible assets (see Note 3(b))	27,698
Trade and other payables	(10,989)
Income taxes payable	(875)
Deferred tax assets	3,023
Deferred tax liabilities (see Note 3(b))	(10,979)
Minority interests	(937)
Goodwill	65,033
Total purchase price	96,603

          The preliminary purchase price allocation is based on an independent appraisal and management estimates as of September 7, 2006 and may be adjusted up to one year following the closing of the transaction. The purchase price allocation has not been finalized as management has not yet analyzed in detail the assets and liabilities acquired. In addition, all costs related to the acquisition have not been identified and allocated. We expect to finalize the purchase price allocation on or before December 31, 2006. We do not expect any significant re-allocations between the preliminary purchase price allocation and the final purchase price allocation.

3. Pro forma adjustments

          The following are descriptions of each of the pro forma adjustments included in the unaudited pro forma combined financial statements:

(a)

Represents the stock-based compensation charge related to options granted to Prism employees to purchase 904,674 shares of Net1 common stock at an exercise price of $22.51 per share. These options vest and become exercisable ratably over a period of approximately five years. The expected stock compensation charge for the year ended June 30, 2006 would have been approximately $1.1 million. The stock compensation charge has been allocated to cost of goods sold, IT processing, servicing and support and general and administration based on the allocation of the cash compensation paid to the employees.

(b)

Represents the portion of the purchase price allocated to Prism’s intangible assets acquired, at estimated fair values based on an independent appraisal and management’s estimates. As of June 30, 2006, these assets had a carrying value on Prism’s balance sheet of $0. As noted above, this identification and estimation of fair value is provisional and may change when the final purchase price allocation is made. Since the tax bases of these identifiable intangible assets is less than their accounting bases, the purchase price allocated to these assets results in additional deferred tax liabilities. The fair value ($) has been converted from ZAR to USD using the balance sheet translation rate described in note 1(d) above.

				Annual
			Estimated	amortization	Annual
	Fair value	Fair value	useful life	expense	tax effect
	(ZAR ‘000)	(USD ‘000)	(in years)	(USD ‘000)	(USD ‘000)
Finite lived intangibles assets
Customer relationships	101,097	13,905	3 - 15	1,337	495
Trademarks	23,759	3,268	5 - 20	383	141
Software and unpatented technology	76,512	10,525	3	3,967	1,463
Total	201,368	27,698		5,687	2,099

Deferred tax liabilities
Customer relationships	37,295	5,130
Trademarks	8,765	1,206
Software and unpatented technology	28,225	3,882
Total	74,285	10,218

Using the translation rate for the year ended June 30, 2006, the total annual amortization expense related to these intangible assets was $5.7 million and the total deferred tax effect on the statement of operations related to these intangible assets was $2.1 million.

(c)

Represents estimated interest foregone by Net1 for the year ended June 30, 2006 on the cash consideration of $94.5 million that would have been paid on July 1, 2005 had the acquisition closed on that date and therefore would not have been held by Net1. The payment of the cash price results in an increase in the utilization of Net1’s overdraft facilities, for a portion of every month, for the pre-funding of social welfare grants. Accordingly, an estimated pre-tax interest rate of 7.72% has been used in respect of the year ended June 30, 2006 to reflect the additional interest paid on our overdraft facility. The adjustment has been tax-effected using a fully distributed rate of 36.89%. The tax effect related to this adjustment is included on the income tax expense line on the unaudited pro forma combined statements of operations.

(d)

Represents the expected amount of $1.5 million owing to external professional advisors for services provided related to the acquisition that are not reflected in Net1’s June 30, 2006 consolidated balance sheet. Fees paid to professional advisors of $0.6 million are included in other receivables as of June 30, 2006. These costs have been included in the estimated costs related to the acquisition included in Note 2 above.

(e)

Represents the elimination of Prism equity, i.e. common stock, additional paid in capital, treasury shares, accumulated other comprehensive income (foreign currency translation reserve) and retained earnings, acquired by Net1.

(f)	Goodwill represents the excess of the purchase price over the fair value of net assets acquired.

(g)	Represents the cash purchase price paid for the entire issued and outstanding ordinary shares of Prism.

4. Cost savings, revenue enhancements and restructuring charges

          The unaudited pro forma combined financial statements do not reflect any cost savings relating to duplicative departments and redundant infrastructure, the benefit of operational efficiencies, or the benefit of revenue enhancements which may be achieved after the Prism acquisition. In addition, the unaudited pro forma combined financial statements do not include any charges related to restructuring the combined group.

5. Non-recurring items

          Prism’s statement of operations for the year ended June 30, 2006, includes expenses of approximately $0.6 million for transaction-related services performed by external advisors. As this is a non-recurring item, it is not expected to have a continuing impact on our statement of operations and therefore no adjustment has been made for this item in the unaudited pro forma combined financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: September 13, 2006	By: /s/ Serge Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer